Securities and Exchange Commission ("SEC") Forms 3, Form 4 and Form 5 and Application for EDGAR Access ("Form ID") Confirmation of Authority to Sign


With respect to any closed end investment company or business development company for which Barings, LLC or any of its subsidiaries, now or hereafter serves as investment adviser, and for which the undersigned is deemed to be an Insider under Section 16(a) of the Securities Exchange Act of 1934, the undersigned, hereby appoints and designates Ann Malloy, Bridget Orlando, Jessica Restivo, Latavea Cross, Melissa Cliver, Michael Cowart, and Melissa LaGrant each as a true and lawful attorney-in-fact with full power to:

(1)	Prepare, and execute in the undersigned's name and on the undersigned's behalf, the Form ID application or any other documents necessary or appropriate to obtain EDGAR access codes enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange
Act of 1934 or any rule or regulation of the SEC.

(2)	Sign on the undersigned behalf and file with the Securities and Exchange
Commission and New York Stock Exchange, any applicable Form 3 - Initial Statement of Beneficial Ownership of Securities, Form 4 - Statement of Changes in Beneficial Ownership or Form 5 - Annual Statement of Beneficial Ownership of Securities with respect to shares purchased or sold by the undersigned or any other change of beneficial ownership required to be reported by the undersigned.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in any securities issued by a closed end investment company or business development company for which Barings LLC or subsidiary serves as investment adviser, unless revoked by the undersigned in writing and delivered to the attorneys-in-fact. Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be an employee of Barings LLC, this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on the part of the undersigned.


By:	Sheldon Francis
Title:  Chief Legal Officer and Secretary, Barings LLC
Date:   August 19, 2020